Exhibit 99.1
BELL MICROPRODUCTS STOCK TO BE DELISTED FROM NASDAQ
GLOBAL MARKET; BEGINS TRADING ON OTC MARKET
     SAN JOSE, Calif., Mar. 18, 2008 (PRIME NEWSWIRE) — Bell Microproducts Inc. today announced that it received notification that the Board of Directors of The NASDAQ Stock Market LLC (“NASDAQ”) will not grant the Company additional time to demonstrate compliance with Marketplace Rule 4310(c)(14). As a result, the Company’s common stock will be suspended from trading on NASDAQ as of the opening of business on Mar. 19, 2008.
     The Company said that its common stock will be quoted on the Pink Sheet Electronic Quotation Service under the ticker symbol “BELM.PK” immediately after NASDAQ suspends trading of its stock.
     As previously disclosed, NASDAQ extended the deadline until Mar. 17, 2008 to allow the Company to file its past-due periodic reports with the Securities and Exchange Commission (the “SEC”) and regain compliance with NASDAQ’s listing requirements. Management reported that it has continued to make progress in completing these reports but could not file them as required by Mar. 17. The Company is working diligently to complete this process and will promptly seek relisting of its common stock once completed.
     The Company also announced previously that it had obtained waivers from each of its major lenders. The lenders have agreed to waive the Company’s obligations to provide audited financial statements and, where applicable, the requirement that the Company remain listed on NASDAQ, through Sept. 30, 2008. The Company does not anticipate any significant impact to its operations or bank lines as a result of the delisting, and reported that there are no defaults presently existing or expected during this time.
     The Company has issued several press releases and filed reports with the SEC including reports on Form 8-K related to these matters. Investors are encouraged to read these in their entirety for a discussion of the delay in the Company’s filings.

About Bell Microproducts
     Bell Microproducts is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services. An industry-recognized specialist in storage products, this Fortune 1000 Company is one of the world’s largest storage-centric value-added distributors.
     Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs. From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. More information can be found in the Company’s SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.
Safe Harbor Statement
     This release contains forward-looking statements that are based on the current opinions and estimates of management, and speak only as of the date on which they are made. Such forward-looking statements include, but are not limited to, the expectation that the Company’s common stock will be quoted on the Pink Sheet Electronic Quotation Service as soon as Nasdaq suspends trading; the expectation that the Company’s can relist its common stock on a national exchange and the timing thereof; the expectation that the delisting from Nasdaq will not cause any significant impact to the Company’s operations or bank lines; the expectation that no defaults under the terms of the Company’s lending agreements will occur before September 30, 2008; the ability of the Company, with its outside accounting consultants, to complete the review in a timely manner of certain historical accounting practices regarding reserves, accruals and estimates and determine if adjustments are required, and if so, the amounts thereof; and the ability of the special committee to timely review the results of such work and conduct additional procedures. Actual results could differ materially from such statements as a result of many risks and uncertainties, including, but not limited to: that the Company will not be able to relist its common stock on a national exchange for an extended period of time; the requirement that accounting adjustments in addition to those that have already been identified be made; the preliminary estimates of accounting adjustments are not accurate; other errors in the Company’s accounting could be identified resulting in additional adjustments; the adjustments related to the Company’s current review of its historical accounting for reserves, accruals, and other accounting estimates could be significant and/or material; the special committee could come into possession of additional evidence that alters its conclusions; the review by the special committee may take longer than currently anticipated; that the additional remedial measures, if any, taken by the special committee could divert management time and attention from the operations of the Company; the Company may not be able to diligently complete the restatements in a timely manner and thereby significantly delay the time in which the Company becomes current with its SEC periodic reporting obligations; one or more of our lenders may not provide additional waivers, if necessary, beyond September 30, 2008; the Company’s operations or bank lines could be impacted as a result of the delisting; the Company could default under one or more of the terms of its lending agreements prior to September 30, 2008; and the costs incurred by the Company in 2008 for extraordinary legal, accounting, and other professional fees related to the restatement may be significant. Investors should also take into account the risks described in the Company’s periodic reports filed with the SEC when making investment decisions. Investors are cautioned not to place undue reliance on these forward-looking statements, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.